UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Franklin Resources, Inc. (the “Company”) will hold its 2009 annual meeting of stockholders (the “Annual Meeting”) on Wednesday, March 11, 2009, at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California. The official notice of the Annual Meeting is expected to be sent in January 2009.

The Annual Meeting is being held more than 30 days after the anniversary of the Company’s prior annual meeting of stockholders for fiscal 2007 held on January 31, 2008. As a result of this change in the timing of the Company’s annual meeting date, certain notice deadlines provided in the Company’s Proxy Statement, dated December 28, 2007, under the heading “Stockholder Proposals and Nominations of Directors at 2009 Annual Meeting” have changed.

If a stockholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Annual Meeting, the proposal must be received by the Secretary of the Company by November 11, 2008. Such proposal must also meet the other requirements of the rules of the United States Securities and Exchange Commission relating to stockholders’ proposals.

The Company’s Amended and Restated By-laws contain an advance notice of stockholder business and nominations requirement (Section 2.3 of the Amended and Restated By-laws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. As specified in the Amended and Restated By-laws, different notice deadlines apply in the case of a special meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Amended and Restated By-laws, the Company may disregard such nomination or proposal.

In accordance with the Amended and Restated By-laws, since the date of the Annual Meeting is more than 30 days after the anniversary of the Company’s 2008 annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 150th day prior to the Annual Meeting and not later than the close of business on the 120th day prior to the Annual Meeting. Accordingly, if a stockholder of the Company intends, at the Annual Meeting, to nominate a person for election to the Company’s Board of Directors or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on November 11, 2008, and not earlier than the close of business on October 12, 2008, and comply with the requirements of the Amended and Restated By-Laws. If a stockholder submits a proposal outside of Rule 14a-8 for the Annual Meeting and such proposal is not delivered within the time frame specified in the Amended and Restated By-Laws, the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

Notices should be addressed in writing to: Maria Gray, Corporate Secretary, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: September 23, 2008	By:	/s/ Maria Gray
	Name:	Maria Gray
	Title:	Secretary

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